Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Units, no par value, including Class C Common Units, of Steel Partners Holdings L.P. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 14, 2018

WGL CAPITAL LLC

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	President

STEEL PARTNERS, LTD.

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	President

SPH SPV-I LLC

By:	Warren G. Lichtenstein, Managing Member

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	Attorney-in-Fact for Warren G. Lichtenstein

WARREN G. LICHTENSTEIN

/s/ Jack L. Howard
Jack L. Howard as Attorney-in-Fact for Warren G. Lichtenstein

EMH HOWARD, LLC

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	Managing Member

/s/ Jack L. Howard
Jack L. Howard